[PULASKI FINANCIAL CORP. LOGO]



FOR IMMEDIATE RELEASE


           PULASKI FINANCIAL TO HOST YEAR END RESULTS CONFERENCE CALL
                     & WEBCAST ON OCTOBER 25TH AT 11 AM EDT


ST. LOUIS, October 19, 2005 - Pulaski Financial Corp. (Nasdaq:PULB), parent of Pulaski Bank, will host its fiscal 2005 results conference call on Tuesday, October 25, at 11 a.m. EDT. Results are scheduled to be released before the market opens that day.

     AUDIO
     Dial in number: 877-407-4018
     Note: Participants should dial in a few minutes prior to start time.

     WEBCAST
     Website link: http://www.viavid.net/detailpage.aspx?sid=00002A25
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     Live then archived for 3 months

     REPLAY
     Dial in number: 877-660-6853
     Account: 3055
     Conference ID: 174201
     Available until: November 8, 2005

Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full-line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
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comparative data.